Exhibit 5.1

SIDLEY AUSTIN LLP ONE SOUTH DEARBORN STREET CHICAGO, IL 60603 (312) 853 7000 (312) 853 7036 FAX	BEIJING BRUSSELS CHICAGO DALLAS FRANKFURT GENEVA HONG KONG HOUSTON LONDON	LOS ANGELES NEW YORK PALO ALTO SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.

FOUNDED 1866

March 22, 2013

West Corporation

11808 Miracle Hills Drive

Omaha, Nebraska 68154

Re:	Registration Statement on Form S-8 of West Corporation Registering
15,993,491 Shares of Common Stock, par value $0.001 per share

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-8 (the “Registration Statement”) being filed by West Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of an aggregate of 15,993,491 shares of common stock, par value $0.001 per share, of the Company (the “Registered Shares”) which are issuable under the West Corporation 2013 Long-Term Incentive Plan (the “2013 LTIP”), the West Corporation 2013 Employee Stock Purchase Plan (the “2013 ESPP”), the West Corporation 2006 Executive Incentive Plan (the “2006 Plan”) and the West Corporation Nonqualified Deferred Compensation Plan (the “Nonqualified Deferred Compensation Plan” and, together with the 2013 LTIP, 2013 ESPP and 2006 Plan, the “Plans”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the Company’s certificate of incorporation as currently in effect, the Plans, the resolutions adopted by the board of directors of the Company relating to the Registration Statement and the Plans and the resolutions adopted by the stockholders of the Company relating to the 2013 LTIP and 2013 ESPP. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships.

March 22, 2013

submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Based on the foregoing, we are of the opinion that each Registered Share that is newly issued pursuant to the Plans will be validly issued, fully paid and non-assessable when: (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) such Registered Share shall have been duly issued and delivered in accordance with the applicable Plan; and (iii) either certificates representing such Registered Share shall have been duly executed, countersigned and registered and duly delivered to the person entitled thereto against payment of the agreed consideration therefor (in an amount not less than the par value thereof), or if any Registered Share is to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Registered Share to the person entitled thereto against payment of the agreed consideration therefor (in an amount not less than the par value thereof), all in accordance with the applicable Plan.

This opinion letter is limited to the General Corporation Law of the State of Delaware. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons for whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP